UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2023

Tengjun Biotechnology Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-169397	27-3042462
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District,

Jinxiang County, Jining City, Shandong Province, China

(Address of Principal Executive Offices)

(86) 0537-8711599
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On October 2, 2023, Tengjun Biotechnology Corp., a company incorporated under the laws of the State of Nevada (the “Company”), elected not to continue the engagement of PWN LLP serving as the Company’s independent registered public accounting firm. The termination of the engagement of PWN LLP has been approved by the Board of Directors of the Company (the “Board”).

The report of PWN LLP on the financial statements of the Company as of and for the fiscal year ended December 31, 2022 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through October 2, 2023, there were disagreements with PWN LLP regarding certain accounting treatments. Due to the provision of incorrect accounting information by the Company, PWN LLP discovered significant discrepancies and inconsistencies in the data when reviewing the Company’s second quarter financial statements. As a result, PWN LLP declined to recognize any revenue as of June 30, 2023. On August 5, 2023, PWN LLP further notified the Company that action should be taken to prevent future reliance on the Company’s previously issued financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The errors included mistakes in accounting policies, accounting estimates, and other discrepancies, all of which had a significant impact. PWN LLP requested that the Company retrospectively restate the financial statements and make corrections. However, PWN LLP could not reach an agreement with the Company regarding those issues. On August 29, 2023, PWN LLP communicated significant deficiencies to the management.

The issue has not been resolved to PWN LLP’s satisfaction prior to its dismissal. The Company’s management has discussed the subject matter of the disagreement described above with PWN LLP. The Company has authorized PWN LLP to respond fully to the inquiries of a successor independent registered public accounting firm related to the disagreement described above.

The Company has provided PWN LLP with a copy of the foregoing disclosure and requested PWN LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of the letter from PWN LLP is enclosed as Exhibit 16.1 to this Current Report.

In connection with the foregoing, the Board approved the engagement of KG CPA LLP as the Company’s new independent registered public accounting firm with effect from October 2, 2023.

During the Company’s two most recent fiscal years and the subsequent interim period through October 2, 2023, neither the Company nor anyone on its behalf consulted with KG CPA LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements (and neither a written report nor oral advice was provided that KG CPA LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue); or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from PWN LLP regarding change in certifying accountant
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tengjun Biotechnology Corp.

Date: October 10, 2023	By:	/s/ Ruiming Zhou
	Name:	Ruiming Zhou
	Title:	Chief Executive Officer

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